CONTRACT DATA

Contract Number:           [9920-SAMPLE]    Contract Date:    [November 1, 2004]
Initial Purchase Payment:  [$25,000]        Retirement Date:  [November 1, 2044]
Annuitant:                 [John Doe]       Contract Type:    [Non-Qualified]
Contract Owner:            [John Doe]

Upon issuance of this contract your initial purchase payment has been as shown below. You may make additional payments and change the purchase payment allocation as provided in this contract. Refer to the Purchase Payments Provision.

Allocation                                                 Purchase     Allocation                                      Purchase
                                                            Payment                                                     Payment
                                                          Allocation                                                   Allocation
                                                          Percentage                                                   Percentage

ACL One Year Fixed Account                                   [___%      [Fidelity VIP Contrafund(R) Portfolio Service       [___%
[AXP(R) VP - Cash Management Fund                            ___%       Class 2
AXP(R) VP - Diversified Bond Fund                            ___%       Fidelity VIP Growth Portfolio Service Class 2       ___%
AXP(R) VP - Diversified Equity Income Fund                   ___%       Fidelity VIP Investment Grade Bond Fund Service
AXP(R) VP - Equity Select Fund                               ___%       Class 2                                             ___%
AXP(R) VP - Growth Fund                                      ___%       Fidelity VIP Mid Cap Portfolio Service Class 2      ___%
AXP(R) VP - High Yield Bond Fund                             ___%       Fidelity VIP Overseas Portfolio Service Class 2     ___%
AXP(R) VP - Income Opportunities Fund                        ___%       FTVIPT Franklin Income Securities Fund - Class 2    ___%
AXP(R) VP - Large Cap Equity Fund                            ___%       FTVIPT Franklin Rising Dividends Securities Fund
AXP(R) VP - Large Cap Value Fund                             ___%       - Class 2                                           ___%
AXP(R) VP - New Dimensions Fund(R)                           ___%       FTVIPT Franklin Small Cap Fund - Class 2            ___%
AXP(R) VP - Partners Select Value Fund                       ___%       FTVIPT Mutual Shares Securities Fund - Class 2      ___%
AXP(R) VP - Partners Small Cap Value Fund                    ___%       FTVIPT Templeton Global Income Fund - Class 2       ___%
AXP(R) VP - S & P 500 Index Fund                             ___%       FTVIPT Templeton Growth Securuties Fund  - Class
AXP(R) VP - Short Duration U.S. Government Fund              ___%       2                                                   ___%
AXP(R) VP - Emerging Markets Fund                            ___%       Goldman Sachs VIT Mid Cap Value Fund                ___%
AXP(R) VP - International Fund                               ___%       MFS(R) Investors Growth Stock Series - Service
AIM V.I. Basic Value Fund, Series II Shares                  ___%       Class                                               ___%
AIM V.I. Capital Development Fund, Series II Shares          ___%       MFS(R) New Discovery Series - Service Class         ___%
AIM V.I. Mid Cap Core Equity Fund, Series II Shares          ___%       MFS(R) Total Return Series - Service Class
AllianceBernstein VP Growth and Income Portfolio                        MFS(R) Utilities Series - Service Class             ___%
(Class B)                                                    ___%       Oppenheimer Capital Appreciation Fund/VA,
AllianceBernstein VP International Value Portfolio                      Service Shares                                      ___%
(Class B)                                                    ___%       Oppenheimer Global Securities Fund/VA, Service
AllianceBernstein VP Total Return Portfolio (Class B)        ___%       Shares                                              ___%
American Century(R) VP Inflation Protection, Class II        ___%       Oppenheimer Main Street Small Cap Fund/VA,
American Century(R) VP International, Class II               ___%       Service Shares                                      ___%
American Century(R) VP Ultra, Class II                       ___%       Oppenheimer Strategic Bond Fund/VA, Service
American Century(R) VP Value, Class II                       ___%       Shares                                              ___%
Colonial Small Cap Value Fund, Variable Series, Class B      ___%       Putnam VT Health Sciences Fund -  Class IB Shares   ___%
Columbia High Yield Fund, Variable Series, Class B           ___%       Putnam VT International Equity Fund - Class IB
Dreyfus VIF Appreciation Portfolio - Service Share                      Shares                                              ___%
Class                                                        ___%       Putnam VT Small Cap Value Fund - Class IB Shares    ___%
Dreyfus VIF International Value Portfolio - Service                     Putnam VT Vista Fund - Class IB Shares              ___%
Share Class                                                  ___%       Van Kampen LIT Comstock Portfolio Class II Shares   ___%
Dreyfus VIF Midcap Stock Portfolio - Service Share                      Van Kampen UIF U.S. Real Estate Portfolio, Class
Class                                                        ___%       II Shares                                           ___%
Dreyfus VIF Technology Growth Portfolio - Service                       Wanger International Small Cap                      ___%
Share Class]                                                 ___%       Wanger US Smaller Companies]                        ___%

                            Purchase Payment Credits

         Cumulative Net Purchase Payment Amount               Net Purchase Payment Credit Percentage
         --------------------------------------               --------------------------------------
                    [$0  -  $99,999                                               [0%
                     $100,000 +]                                                  1%]

Purchase payment credits shall be reversed from the contract value for exercise of the Right to Examine Contract (Free-look) provision or for any purchase payment that is not honored.

272877-NYDP                                                           Page 2[.0]

Contract Number: [9920-SAMPLE]                 Contract Date: [November 1, 2004]

[Death Benefit: Return of Purchase Payment]    Applicable Death Benefit prints
[Death Benefit:  Maximum Anniversary Value]    Applicable Death Benefit prints

[ ] Text prints if GMWB rider elected
[Guaranteed Minimum Withdrawal Benefit Rider

Initial Annual Charge of [0.55%].           Range is .25% to 2.50%
The maximum RBA and GBA is [$5,000,000].    Range is $0 to $5,000,000
Maximum Annual Charge of [2.50%].           Range is .25% to 2.50%

Cumulative subsequent purchase payments are limited to $100,000.
This rider requires participation in an Asset Allocation Model. If you change your Asset Allocation Model, your rider charge may change, but will never exceed the Maximum Annual Charge shown above.]

[ ]  Text prints if MAV GMIB  rider elected
[Guaranteed Minimum Income Benefit Rider
(Maximum Anniversary Value Benefit Base)

Initial Annual Charge of [0.55%].           Range is .10% to 2.50%
Maximum Annual Charge of [2.50%].           Range is .10% to 2.50%

This rider requires participation in an Asset Allocation Model. If you change your Asset Allocation Model, your rider charge may change, but will never exceed the Maximum Annual Charge shown above.]

[ ] Text prints if 5% Accum GMIB  rider elected
[Guaranteed Minimum Income Benefit Rider
(5% Accumulation Benefit Base)

Initial Annual Charge of [0.70%].           Range is .25% to 2.75%
Maximum Annual Charge of [2.75%].           Range is .25% to 2.75%

This rider requires participation in an Asset Allocation Model. If you change your Asset Allocation Model, your rider charge may change, but will never exceed the Maximum Annual Charge shown above. Excluded investment options from the variable account floor: [AXP Cash Management Fund and the Fixed Account, if applicable.] ]

[ ]  Text prints if Enhanced GMIB  rider elected
[Guaranteed Minimum Income Benefit Rider
(Greater of Maximum Anniversary Value Benefit Base and 5% Accumulation Benefit
Base)

Initial Annual Charge of [0.75%].           Range is .30% to 3.00%
Maximum Annual Charge of [3.00].            Range is .30% to 3.00%

This rider requires participation in an Asset Allocation Model. If you change your Asset Allocation Model, your rider charge may change, but will never exceed the Maximum Annual Charge shown above. Excluded investment options from the variable account floor: [AXP Cash Management Fund and the Fixed Account, if applicable.] ]

272877-NYDP                                                          Page 2[.1 ]

Contract Number: [9920-SAMPLE]                 Contract Date: [November 1, 2004]

Withdrawal Charge: If you withdraw all or a portion of this contract, a withdrawal charge may apply. A withdrawal charge applies if all or part of the contract value withdrawn is from payments received during the [seven/five] years before withdrawal.

            Years From Purchase Payment Receipt                Withdrawal Charge
                          [1                                  8.0% of purchase payment withdrawn
                           2                                  8.0% of purchase payment withdrawn
                           3                                  7.0% of purchase payment withdrawn
                           4                                  7.0% of purchase payment withdrawn
                           5                                  6.0% of purchase payment withdrawn
                           6                                  5.0% of purchase payment withdrawn
                           7                                  3.0% of purchase payment withdrawn
                           8 +                                0.0% of purchase payment withdrawn]
                                            or
                           [1                                 8.0% of purchase payment withdrawn
                           2                                  7.0% of purchase payment withdrawn
                           3                                  6.0% of purchase payment withdrawn
                           4                                  4.0% of purchase payment withdrawn
                           5                                  2.0% of purchase payment withdrawn
                           6 +                                0.0% of purchase payment withdrawn]

You may withdraw the greater of 10 percent of your prior contract anniversary contract value or contract earnings each contract year without incurring a withdrawal charge. Refer to the Withdrawal Charge Provision.

Annual Mortality and Expense Risk Charge:            [1.00% - 1.55%] of the daily net asset value

                                                     [The M&E's that will print
are:
                                                     Tax-qualified - 7 year withdrawal charge - ROP =      1.00%
                                                     Tax-qualified - 7 year withdrawal charge - MAV =     1.20%

                                                     Tax-qualified - 5 year withdrawal charge - ROP =     1.20%
                                                     Tax-qualified - 5 year withdrawal charge - MAV =     1.40%

                                                     Non-qualified - 7 year withdrawal charge - ROP =     1.15%
                                                     Non-qualified - 7 year withdrawal charge - MAV =     1.35%

                                                     Non-qualified - 5 year withdrawal charge - ROP =     1.35%
                                                     Non-qualified - 5 year withdrawal charge - MAV =     1.55%]

Annual Variable Account Administrative Charge:       0.15% of the daily net asset value

Annual Contract Administrative Charge: $40, waived at contract values of $50,000 or more See Contract Administrative Charge provision.

The Maximum Total Purchase Payment: $1,000,000

The Minimum Additional Purchase Payment:   $100

272877-NYDP                                                          Page 2[.2 ]

Contract Number: [9920-SAMPLE]                 Contract Date: [November 1, 2004]

Fixed Account Guaranteed Minimum Interest Rate:     [1.5]% Annual Effective Rate

         As of the date this contract was issued, any purchase payments and purchase payment credits allocated to the One Year Fixed Account will earn interest, for the first year, at the annual effective rate of [1.5%]. New rates will be declared from time to time.

         [ ] Text prints if Special DCA then offered by ACL and is elected by contract owner

         [As of the date this contract was issued, any purchase payments allocated to the Special DCA fixed account will earn interest at the annual effective rate of [xx%] for the 6-month option and [xx%] for the 12-month option. New rates will be declared from time to time.]

Fixed Account Purchase Payment and Transfer Limits:

     1.   Payments and Transfers to the Fixed Account:

          Limited to payment or transfer amounts which result in the Fixed Account Contract Value (after the payment or transfer) being no more than [30%] of the total Contract Value.

     2. Transfers (including automated transfers under a dollar cost averaging arrangement) from the Fixed Account:

          Limited to amounts the greater of:

               a.   $10,000; or

               b. [30%] of the Fixed Account Contract Value at the beginning of the contract year.

We may decrease the above Items 1 and 2 allowable Fixed Account Purchase Payment and Transfer percentage limits. We will provide 30 days advance written notification if we do so, and will notify you in writing when the restrictions are lifted.

272877-NYDP                                                          Page 2[.3 ]